                                                                   EXHIBIT 10(c)

                       CONSENT OF BARRY G. SKOLNICK, ESQ.

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through ML of New York Variable Annuity Separate Account A of ML Life Insurance Company of New York, File No. 333-34894.

                                          By:     /s/ BARRY G. SKOLNICK
                                             -----------------------------------
                                                  Barry G. Skolnick, Esq.
                                             Senior Vice President and General
                                                           Counsel


April 22, 2002

                                       C-16